SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ARTISOFT, INC
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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   Exchange  Act Rule 0-11  (set  forth the  amount on which the  filing  fee is
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration No.

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    4) Date filed:

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
                                 ARTISOFT, INC.
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 3, 1997



The annual meeting of shareholders of Artisoft, Inc., a Delaware corporation, will be held at the Artisoft Distribution Center, 2155 North Forbes Boulevard, Tucson, Arizona 85745, on Monday, November 3, 1997, at 10:00 a.m. M.S.T. for the following purposes:

   1. To elect two Directors for the term set forth in the accompanying Proxy Statement;

   2. To consider and act upon a proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998; and

   3. To transact such other business as may properly come before the meeting.

Only holders of record of Artisoft Common Stock at the close of business on September 12, 1997 will be entitled to vote at the meeting.

A copy of the Company's 1997 Annual Report to Shareholders, which includes certified financial statements, is enclosed. Management and the Board of Directors cordially invite you to attend the annual meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to sign, date and return the enclosed proxy card promptly.






                                        /s/ Ernest E. East
                                        Ernest E. East
                                        Vice President, General Counsel
                                        and Secretary

Tucson, Arizona
October 3, 1997

                                 Artisoft, Inc.
                           2202 North Forbes Boulevard
                              Tucson, Arizona 85745

                                 PROXY STATEMENT



The Board of Directors of Artisoft, Inc. (the "Company") solicits your proxy in the form enclosed, to use at the annual meeting of shareholders to be held on Monday, November 3, 1997, at 10:00 a.m. M.S.T. (the "1997 Annual Meeting") or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on October 3, 1997.


                                  VOTING RIGHTS


Only shareholders of record at the close of business on September 12, 1997, may vote at the 1997 Annual Meeting or any adjournment or postponement thereof, notwithstanding any transfer on the books of the Company thereafter. As of that date, there were 14,528,964 outstanding shares of $.01 par value Common Stock of the Company, and no outstanding shares of $1.00 par value Preferred Stock of the Company. Each shareholder of record is entitled to one vote for each share of Common Stock registered in his or her name. Cumulative voting is not permitted.

A majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the 1997 Annual Meeting. Abstentions and broker non-votes will also be included in the determination of the number of shares represented for a quorum. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding materials and obtaining proxies from their principals. The Company has also retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $3,500 plus reasonable out-of-pocket expenses.

All valid proxies received before the 1997 Annual Meeting and not revoked, will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no choice is indicated on the proxy, the shares will be voted in accordance with the recommendations of the Board of Directors as to such matters. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the 1997 Annual Meeting and voting in person (attendance at the 1997 Annual Meeting will not in and of itself constitute revocation of a proxy).

                                   Item No. 1

                              ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with one class of directors elected annually for a term of three years. Each director serves until a successor has been elected and qualified. The class of directors whose term expires in 1997 is comprised of two directors, T. Paul Thomas and Jerry E. Goldress. Mr. Thomas and Mr. Goldress have been nominated for election at the 1997 Annual Meeting to hold office until the year 2000 Annual Meeting of Shareholders and until their successors are elected and qualified.


The Board of Directors of the Company recommends a vote for T. Paul Thomas and Jerry E. Goldress as Directors. Should either nominee become unable to serve for any reason, the Nominating Committee of the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee.

                   Nominee for Election to Term Expiring 2000

T. Paul Thomas, age 37, has served on the Board of Directors of the Company since September 12, 1997 when he was appointed to fill the vacancy created by the resignation of William C. Keiper. Mr. Thomas joined Artisoft on June 9, 1997 as a Vice President and President of the Communications Software Group and on June 27, 1997, was named President and Chief Operating Officer of the Company. Mr. Thomas was Senior Vice President-Marketing for Sunquest Information, Inc. from May 1996 until he joined the Company. From October 1994 to April 1996 he was employed by Apple Computer, Inc. in executive marketing and sales positions, and from November 1993 to October 1994 by the Company as Vice President of Worldwide Marketing. From January, 1990 to November, 1993 Mr. Thomas was employed by Compaq Computer Corp., where he served in various management positions.


Jerry E. Goldress, age 66, has served on the Board of Directors of the Company since June 27, 1997 and as Chairman of the Board of Directors since September 12, 1997. Mr. Goldress is Chairman of the Board and Chief Executive Officer of Grisanti, Galef and Goldress, Inc.("GG&G"), a firm specializing in corporate turnaround management and performance improvement. Since joining GG&G in 1973 Mr. Goldress has been president of more than 100 manufacturing, distribution and retail organizations.


                     Incumbent Director - Term Expiring 1999

Kathryn A. Braun, age 46, has served on the Board of Directors of the Company since August 4, 1994. Ms. Braun is President and Chief Operating Officer, Personal Storage Division of Western Digital Corporation, a manufacturer of computer disk drives, where she has served in various capacities since 1978. She is also a member of the board of directors of Pacific Corp., a publicly-traded, electricity and telephone utility company.

                    Incumbent Directors - Term Expiring 1998

Jock Patton, age 50, has served on the Board of Directors of the Company since August 4, 1994. Mr. Patton is a private investor. From 1993 to June 30, 1997 Mr. Patton was President of StockVal, Inc., which provides securities analysis software and a proprietary database to mutual funds, major money managers and brokerage firms. Mr. Patton is also a member of the boards of directors of eight different mutual funds within the Pilgrim America Group family of funds. From 1976 to 1993, Mr. Patton was a partner with the Phoenix, Arizona law firm of Streich Lang.


Michael P. Downey, age 49, has served on the Board of Directors since February 19, 1997. Mr. Downey is Executive Vice President and Chief Financial Officer of Nellcor Puritan Bennett, a medical devices manufacturing company where he has served in various capacities since 1986. Mr. Downey is also a member of the Board of Directors of Emulex Corporation a designer and manufacturer of both software and hardware based network access products. Previously, Mr. Downey was Vice President of Finance for Shugart Corporation and had seven years experience in accounting management positions with General Motors Corporation.



                                   Item No. 2

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1998, and to perform other accounting services as requested by the Company. KPMG Peat Marwick LLP has acted as independent auditors of the Company since its appointment in 1990.

Representatives of KPMG Peat Marwick LLP are expected to be present at the 1997 Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Although it is not required to do so, the Board of Directors has submitted the selection of KPMG Peat Marwick LLP to the shareholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of KPMG Peat Marwick LLP. The Board of Directors unanimously recommends the ratification of its selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending June 30, 1998.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


During fiscal 1997, the Board of Directors met ten times. Each director attended at least 75% of the meetings held during fiscal 1997, including meetings of Committees of which each is a member. The Board of Directors has Audit, Compensation, and Nominating Committees, each comprised exclusively of outside directors.

The Audit Committee, which currently is comprised of Michael P. Downey (Chair), Jerry E. Goldress, and Jock Patton, is responsible for: reviewing and recommending to the directors the independent auditors to be nominated or reappointed to audit the financial statements of the Company; confirming and assuring the independence of the independent auditors; reviewing with the independent auditors and management of the Company the scope of and plan for the annual audit, and at the conclusion thereof, reviewing the results of such audit; reviewing with the independent auditors and with management, the adequacy and effectiveness of the accounting and financial controls of the Company; reviewing with management and the independent auditors the financial statements, financial statement footnotes and information contained in the annual report and interim reports to shareholders and in filings with the Securities and Exchange Commission; reviewing with management and the independent auditors the significant accounting and other policies and practices of the Company; inquiring of management and the independent auditors about significant risks or exposures and assessing the steps taken by management to minimize such risks; reviewing with management the major relationships with financial service providers to the Company; and investigating any matter brought to its attention within the scope of its duties. The Audit Committee held four meetings in fiscal 1997.

The Compensation Committee, which currently is comprised of Jerry E. Goldress (Chair), Jock Patton and Kathryn A. Braun is responsible for: approving and administering executive compensation plans, executive bonus plans and stock option plans; approving stock option grants; and reviewing and approving salary increase guidelines, general compensation policies and procedures, employee loans and Company relocation policies. The Compensation Committee held three meetings in fiscal 1997.

The Nominating Committee, which currently is comprised of Kathryn A. Braun (Chair) and Michael P. Downey, is responsible for: considering and making recommendations to the Board of Directors as to the appropriate size of the Board and the criteria for selection of candidates to serve on the Board; evaluating all proposed candidates, including those recommended by management, the Board of Directors and the shareholders; recommending to the Board nominees to fill vacancies existing on the Board from time to time; recommending to the Board a slate of nominees for election by the shareholders; making recommendations to the Board with respect to the Chair position; and making recommendations to the Board as to the appropriate size and composition of the Committees of the Board. The Nominating Committee will consider as nominees for director persons recommended by the shareholders. Such recommendations should be sent to the Secretary of the Company not later than 90 days preceding the next annual meeting of shareholders at which directors are to be elected and should include the address of the person, a brief description of his or her qualifications and a consent to serve on the Board of Directors. The Nominating Committee held three meetings in fiscal 1997.

                              DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a $10,000 annual retainer. All Directors receive an additional $2,000 annual retainer for each Committee on which they serve as a Chairman, plus $1,000 per Board meeting attended and $700 per Committee meeting attended ($400 for telephonic Board or Committee meetings).

Directors who are not employees of the Company receive an option to purchase 15,000 shares of Common Stock upon their initial election to the Board of Directors pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan. In addition, on the date of each annual meeting of shareholders, each Director who is not an employee of the Company receives a nonqualified option to purchase an additional 5,000 shares of Common Stock pursuant to the Artisoft, Inc.1994 Stock Incentive Plan. Options granted pursuant to the Artisoft, Inc. 1994 Stock Incentive Plan vest over a period of three years. The option exercise price is equal to the fair market value of the Common Stock on the grant date.

All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings. Directors who are employees of the Company do not receive compensation for service on the Board or Committees of the Board other than their compensation as employees.

                                      EXECUTIVE COMPENSATION

The following table shows for the three fiscal years ended June 30, 1997, the compensation paid to the Company's Chief Executive Officer, and to the most highly paid executive officers serving at the end of the fiscal year whose aggregate salary and bonus compensation exceeded $100,000 and the Vice President of North American Sales who served in that capacity until May 23, 1997 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                      Compensation
                                             Annual Compensation                         Awards
                               ----------------------------------------------------------------------
                                                                   Other
                                                                  Annual                                  All Other
Executive Officers             Year   Salary ($)    Bonus ($)(1) Compensation ($)(2)      Options #       Compensation ($)(3)
------------------             ----   ----------    ------------ ------------------- ----------------------------------------
William C. Keiper(4)           1997     309,538           0          1,411                  0                 4,625
Chairman and Chief Executive   1996     350,000         93,030       4,784               200,000              2,250
Officer                        1995     348,269           0          4,818                  0                 4,532


Olivier Zitoun(5)              1997     201,036           0            0                    0                   0
Vice President of Marketing    1996     186,236         46,096       20,369               30,000                0
and Networking Product Group   1995     156,622         15,566         0                  57,500                0


Gary R. Acord(6)               1997     140,000           0             708                 0                 2,100
Vice President and Chief       1996      23,692          7,770       14,569              100,000                0
Financial Officer              1995         N/A            N/A          N/A                  N/A                N/A


Ernest E. East(7)              1997     130,000           0          24,942                 0                 2,850
Vice President, General        1996      55,000         15,629         0                 100,000                0
Counsel                        1995         N/A            N/A          N/A                  N/A                N/A


Former Executive Officer
Bryan J. Moynahan              1997     124,423            0           0                 30,000               4,359
                               1996     106,985         22,974         0                 25,000               3,293
                               1995      85,000         43,031         0                 30,000               1,928

---------------------------
(1) No bonus payments were made for fiscal 1997. Unless otherwise noted, includes amounts paid or payable under the executive bonus plans for fiscal 1996 or 1995 respectively.

(2)  Includes  relocation  expenses  imputed  into  income,   Company-paid  life
insurance for 1996 and Company-paid life insurance and income tax preparation services for 1995.

(3) Includes 401(K) plan Company matching funds.

(4) For fiscal 1997, Other Annual Compensation included $1,411 for Company-paid life insurance. For fiscal 1996, Other Annual Compensation included $4,784 for Company-paid life insurance and income tax preparation services. For fiscal
1995, Other Annual Compensation included $2,000 for executive income tax preparation services and $2,818 for Company-paid life insurance.

(5) For fiscal 1996, Other Annual Compensation included $20,369 for relocation expenses imputed into income.

(6) For fiscal 1997, Other Annual Compensation included $708 for Company-paid life insurance. For fiscal 1996, Other Annual Compensation included $14,393 for relocation expenses imputed into income and $176 for Company-paid life insurance.

(7) For fiscal 1997, Other Annual Compensation included $23,431 for relocation expenses imputed into income and $1,511 for Company-paid life insurance.

                                OFFICER SEVERANCE



On June 27, 1997 in connection with a major restructuring of the Company, a notice of termination pursuant to the Worker Adjustment and Retraining Act ("WARN Act") was delivered to Messrs. Olivier Zitoun, Gary R. Acord and Ernest
E. East. Effective August 28, 1997 Mr. Zitoun's and Mr. Acord's employment terminated pursuant to such WARN Act notice and they received lump sum severance payments of six months base salary in the amounts of $87,000 for Mr. Zitoun and $70,000 for Mr. Acord. Mr. Acord was also granted forgiveness of a promissory note in the amount of $10,000. Mr. East and the Company have entered into an agreement whereby, effective September 30, 1997, he will receive a severance payment of six months salary ($65,000) but will continue to be employed by the Company on a part time basis.

Effective October 23, 1995, William C. Keiper, Chairman and Chief Executive Officer of the Company, entered into an Employment Agreement with the Company. Mr. Keiper's agreement provided that if his employment were terminated by the Company without cause the Company would (i) continue his base salary then in effect until the earlier of his employment in a senior executive position, or two years following the date of termination of employment (with a minimum salary continuation period of one year), (ii) pay to Mr. Keiper a sum equal to the average of his annual bonuses paid for the three fiscal years immediately preceding the fiscal year in which the termination of employment occurred, (iii) maintain the employee benefits available to him immediately prior to the termination of employment until the earlier of his attainment of comparable benefits upon alternative employment or one year following the termination date, and (iv) provide for the immediate vesting of all unvested stock options previously granted to him.

On June 27, 1997 a notice of termination pursuant to the WARN Act was also delivered to Mr. Keiper. However, the Board of Directors desired to retain the services of Mr. Keiper to pursue certain activities on behalf of the Company, for a period up to January 1, 1998, unless an earlier termination of services was mutually agreed. As a consequence of Mr. Keiper's agreement to continue in the employ of the Company following receipt of the WARN Act notice, and to pursue the activities on behalf of the Company, the Company agreed to pay to Mr. Keiper on his termination date a lump sum payment equal to two years' Base Salary (as defined in the Employment Agreement betweent the Company and Mr. Keiper) plus bonuses in an amount up to an additional $250,000 if certain events were to occur. All other terms and conditions of the Employment Agreement continued to apply. On September 10, 1997, Mr. Keiper and the Board of Directors mutually agreed to accelerate his departure from the Company and reduce the amounts payable to him as a consequence of such departure. Mr. Keiper resigned as Chairman of the Board on September 12, 1997, and as Chief Executive Officer effective September 30, 1997. On September 30, 1997, the Company paid Mr. Keiper one and one-half years' of Base Salary ($525,000), bonus payments related to the achievement of agreed upon performance objectives ($125,000) and a bonus required under his Employment Agreement ($31,000). In addition, Mr. Keiper will be a participant in employee benefit plans and fringe benefits generally available to the Company's Senior Executives for a period of the first to occur of the attainment of comparable benefits upon alternative employment or 12 months following his termination date. Such payments and the continuation of such benefits satisfies the Company's severance obligations to Mr. Keiper.

                        OPTION GRANTS IN LAST FISCAL YEAR



The only Named Officer who received a stock option grant during the fiscal year ended June 30, 1997 was Bryan C. Moynahan, who resigned his position with the Company effective May 23, 1997. All of Mr. Moynahan's option rights have lapsed subsequent to his resignation.

There were no exercises of stock options by the Named Officers during the fiscal year ended June 30, 1997, and none of the Named Officers held "in the money" options as of such date.



                   CHANGE IN CONTROL AND SEVERANCE AGREEMENTS


The Company has entered into Change in Control Agreements with all of its Executive Officers. These agreements provide that in the event of a Change in Control, as defined, and a termination of employment (i) without cause or (ii) by the executive for "Good Reason" such as a reduction in duties and responsibilities, then the Executive's unvested stock options that would otherwise vest following the termination of employment, will vest and the Company will pay the Executive a lump sum equal to one years' base salary plus target bonus. In addition, the Executive will be entitled to other employee benefits that the Executive Officer would otherwise have received for a one year period after the termination of employment.

With respect to options granted under the Artisoft, Inc. Amended 1990 Stock Incentive Plan, in the event of a change of control of the Company, the Compensation Committee of the Board of Directors, in its discretion, may elect to do either or both of the following: (a) declare any option theretofore granted to be immediately exercisable and fully vested; and (b) cash out the value of all outstanding stock options at the price per share at which the change in control occurs. Under the Artisoft, Inc. 1994 Stock Incentive Plan ( "Stock Incentive Plan"), the Compensation Committee may, in its discretion for all Participants (as defined in the Stock Incentive Plan) other than nonemployee directors, accelerate vesting under any award under the Stock Incentive Plan in the event of a Corporate Transaction or Change of Control (as defined in the Stock Incentive Plan). For nonemployee directors who receive awards under the Automatic Option Grant Program (as defined in the Stock Incentive Plan), in the event of a Corporate Transaction or Change of Control, all unvested options will automatically vest. Under the Artisoft, Inc. Employee Stock Purchase Plan
("Stock Purchase Plan"), if a Change in Ownership (as defined in the Stock Purchase Plan) occurs, then all outstanding purchase rights will vest and Common Stock will be purchased for the accounts of the Participants (as defined in the Stock Purchase Plan).

In addition, the Company has entered into Severance Agreements with certain members of senior management providing that, in the event of their involuntary termination, they will have the option of receiving a lump sum payment equal to six months base salary or a salary continuation for the earliest to occur of the time they obtain other full time employment or nine months from the date of involuntary termination.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Jerry E. Goldress (Chairman), Michael P. Downey and Kathryn A. Braun. No member of the Compensation Committee was at any time during fiscal 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

On June 19, 1997, the Company entered into an agreement with Grisanti, Galef and Goldress, Inc. ("GG& G") pursuant to which GG&G was retained by the Company to provide management and turnaround services. Mr. Goldress is the Chairman and Chief Executive Officer of GG&G and was the principal consultant assigned to perform these services. On June 27, 1997, Mr. Goldress was appointed to the Board of Directors of the Company, and on September 12, 1997, he was appointed Chairman of the Board of Directors and assumed additional management responsibilities regarding the Company. Under the terms of the initial engagement GG&G was paid $40,000 in fiscal 1997, plus expenses incurred by Mr. Goldress in the amount of $1,297. In connection with the additional responsibilities assumed by Mr. Goldress on September 12, 1997, the Company has entered into a new agreement with GG&G pursuant to which GG&G will be compensated for the services provided by Mr. Goldress to the Company at the rate of $35,000 per month plus expenses incurred by Mr. Goldress. In addition, GG&G will be paid a performance bonus of 100,000 shares of the Company's Common Stock based upon the achievement of objectives established by the Board of Directors.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of
Securities Dealers initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were satisfied during fiscal 1997.


                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report of the Compensation Committee and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and option grants under the Amended 1990 Stock Incentive Plan and the 1994 Stock Incentive Plan (the "Plans"). The Committee is composed entirely of independent outside members of the Company's Board of Directors.

Compensation Philosophy

The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In recognition of the Company's financial performance during fiscal 1997, the Company did not award executive officers cash bonuses and stock options under the Plans except in cases of promotions. However, in general, the Committee considers the following:

   (1) The level of compensation paid to executive officers in companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include the companies comprising the Nasdaq Computer and Data Processing Stocks used for the comparative graph following this report, as well as other public and private companies comparable in size, products or industry with the Company.

   (2) The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

   (3) Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals.

   (4) The responsibility and authority of each position relative to other positions within the Company.

The Committee does not quantitatively weight these factors, but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

Base Salary

Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size or products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting Company financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. While the Committee considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer, the Committee does not have a policy or target of how each executive officer's base salary, or salaries of executive officers as a group, compare with the low, midpoint or upper ranges of compensation surveys.

Performance Bonus

In addition, executives are eligible to receive a performance bonus payable in cash. Performance bonuses are used to provide executive officers with financial incentives to meet six month performance targets of the Company and individual performance objectives. At the beginning of each fiscal year and at mid-year, the Committee establishes a targeted bonus for each executive and establishes the individual performance objectives for the executive to achieve the bonus. For fiscal 1997 the Company did not award executive officers the performance bonuses. If applicable, executive bonuses are targeted between 20% and 60% of the executive officers' base salaries, for the applicable period, if the predetermined goals are achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. Before any bonus could have become payable under the executive bonus plan, 80% of both the established net sales and operating income goals for the Company must have been achieved. The bonus attributed to the net sales and operating income components would have been fully earned at 100% of both the established goals, and up to 150% of the bonus attributable to each of these components of the bonus could have been achieved upon attainment of 133% or more of the goal, provided that the percentage of attainment for the other financial component of the goal was at least 80%. The individual performance objectives for executives other than the Chief Executive Officer are proposed by management and reviewed and approved by the Committee. Individual performance objectives for the Chief Executive Officer are determined by the Committee and reviewed and approved by the Board of Directors.

Option Grants

The Committee believes that equity ownership by executive officers provides incentive to build shareholder value and aligns the interests of executive officers with the shareholders. The Committee typically awards a stock option grant under the Plans upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers awarding additional grants, usually on an annual basis, under the Plans. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Company's Common Stock increases over the exercise price for the period during which the options vest.

The size of the initial grant is usually determined with reference to the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company and comparable equity compensation offered by other software and computer industry companies. In determining the size of the periodic grants, the Compensation Committee considers prior option grants to the executive officer, independent of whether the options have been exercised, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. The Committee believes that these periodic grants provide incentives for executive officers to remain with the Company.

Chief Executive Officer Compensation

In fiscal 1997, the Chief Executive Officer was paid $309,538. Mr. Keiper voluntarily reduced the Base Salary payable pursuant to his employment contract by twenty-percent (20%) from October 1, 1996 to December 31, 1996; and by fourteen-percent (14%) from January 1, 1997 through June 30, 1997. See "Officer Severance".

                                        Respectfully submitted,
                                        Compensation Committee

                                        Jerry E. Goldress
                                        Michael P. Downey
                                        Kathryn Braun

                         COMPARISON OF STOCK PERFORMANCE

The following graph compares the cumulative total returns for the Company's Common Stock ("ASFT"), the Standard & Poor's 500 ("S&P 500") and the Nasdaq Computer and Data Processing Stocks ("NCDPS") for the period commencing June 30, 1992, and ending June 30, 1997.

         6/92  9/92  12/92  3/93  6/93  9/93  12/93  3/94  6/94  9/94  12/94
         ----  ----  -----  ----  ----  ----  -----  ----  ----  ----  -----
ASFT     126    66    85     46    36    51    78    102    78    54    41
NASDAQ   108   112   130    133   135   147   150    143   137   148   146
NCDPS    110   118   134    140   140   141   141    143   140   156   172

         3/95  6/95  9/95  12/95  3/96  6/96  9/96  12/96  3/97  6/97
         ----  ----  ----  -----  ----  ----  ----  -----  ----  ----
ASFT      46    43    56    33     41    46    30    27     16    12
NASDAQ   160   182   204   207    217   234   243   254    241   285
NCDPS    193   229   250   261    274   304   310   323    300   384

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table includes, as of June 30, 1997, information regarding the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the
Company, (iii) the Chief Executive Officer and the other four highest compensated executive officers of the Company, and (iv) all executive officers and directors of the Company as a group:

                                                                                                 Percent of Artisoft
                                                                Amount and Nature                    Common Stock
Name of Beneficial Owner(1)                                  of Beneficial Ownership(1)              Outstanding
-------------------------                                    --------------------------              -----------
Gerald R. Forsythe(2)                                                 1,752,390                            12.1%
1075 Noel Avenue
Wheeling, IL  60090

T. Paul Thomas                                                                0                               0

William C. Keiper(3)                                                    748,513                             5.1%

Olivier Zitoun(4)                                                        44,789                               *

Gary R. Acord(5)                                                         32,408                               *

Ernest E. East(6)                                                        38,368                               *

Bryon J. Moynahan(7)                                                      1,923                               *

Jerry E. Goldress                                                             0                               0

Michael P. Downey                                                             0                               0

Jock Patton(8)                                                           14,317                               *
100 West Clarendon
Phoenix, AZ  85013

Kathryn A. Braun(9)                                                        14,317                             *
8105 Irvine Center Drive
Irvine, CA  92718

All executive officers and directors
as a group (11 persons)(10)                                           2,647,025                            17.2%

-------------------------

*  Less than 1%.

(1) Unless otherwise noted, the persons listed in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise noted, the business address of each of the beneficial owners is 2202 North Forbes Boulevard, Tucson, Arizona 85745.

(2) According to Amendment No. 3, dated September 16, 1997, to the Schedule 13D filed by Mr. Gerald R. Forsythe, Indeck Power Equipment Company, and Indeck Energy Services, Inc., the shares of Common Stock are owned separately by each of the reporting persons. Mr. Forsythe is Chairman & CEO of Indeck Power Equipment Company and Chairman & CEO of Indeck Energy Services, Inc.

(3) Includes 710,408 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(4) Includes 44,789 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(5) Includes 32,408 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(6) Includes 38,368 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(7) Includes 1,923 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(8) Includes 12,317 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(9) Includes 12,317 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

(10) Includes 2,647,025 shares of Common Stock subject to options exercisable within 60 days of June 30, 1997.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING


Any shareholder proposals intended to be presented at the Company's 1998 annual shareholders' meeting must be received by the Company no later than May 18, 1998, to be evaluated by the Board for inclusion in the proxy statement for that meeting.



                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.



                         1997 ANNUAL REPORT ON FORM 10-K

Copies of the Company's annual report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder to whom this proxy statement is delivered upon written request to the Secretary, Artisoft, Inc., 2202 North Forbes Boulevard, Tucson, Arizona 85745.





                                        By the Board of Directors,





                                        Ernest E. East
                                        Vice President, General Counsel
                                        and Secretary

                                                                          Notice
                                                                  of 1997 Annual
                                                                      Meeting of
                                                                    Shareholders
                                                                       and Proxy
                                                                       Statement

                                                                        Artisoft




                                                  All shareholders are requested
                                                to date, sign and return promtly
                                                             the enclosed proxy.

PROXY                            ARTISOFT, INC.                            PROXY
                 2202 NORTH FORBES BLVD., TUCSON, ARIZONA 85745

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints Kathryn A. Braun, Michael P. Downey and Jock Patton, and each of them, as proxies, each with the power to appoint a substitute, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Artisoft, Inc. held by the undersigned on September 12, 1997, at the annual shareholders' meeting to be held on November 3, 1997, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARE PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                (Continued and to be SIGNED on the reverse side)

The Board of Directors recommends a vote FOR each of the proposals listed below.

1. Election of Directors--
   Nominees:  Jerry E. Goldress, T. Paul Thomas          FOR   WITHHOLD
                                                         ALL     ALL     FOR ALL (Except Nominee(s) written below)
                                                         ( )     ( )       ( )      ________________________________________________

2. Ratification of the appointment of KPMG Peat Marwick  FOR   AGAINST   ABSTAIN    This  proxy,  when  properly  executed,  will be
   LLP as independent auditors.                          ( )     ( )       ( )      voted in the manner  directed by the undersigned
                                                                                    shareholder(s).  If no direction  is made,  this
                                                                                    proxy  will be  voted  FOR  each  of the  listed
                                                                                    proposals   and,   with  respect  to  any  other
                                                                                    business  as  may   properly   come  before  the
                                                                                    meeting,  in accordance  with the  discretion of
                                                                                    the proxies.


                                                                                              Dated:__________________________, 1997

                                                                                    Signature(s)____________________________________

                                                                                    ________________________________________________
                                                                                    Please  sign  exactly  as name  appears at left.
                                                                                    When  shares  are  held by joint  tenants,  both
                                                                                    should sign. When signing as attorney, executor,
                                                                                    administrator,  trustee or guardian, please give
                                                                                    full  title as such.  If a  corporation,  please
                                                                                    sign in full  corporate  name  by  president  or
                                                                                    other  authorized  officer.  If  a  partnership,
                                                                                    please sign in  partnership  name by  authorized
                                                                                    person.